UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 31, 2008
GOODRICH CORPORATION
(Exact name of registrant as specified in its charter)

New York	1-892	34-0252680
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)
Four Coliseum Centre
2730 West Tyvola Road
Charlotte, North Carolina 28217
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code: (704) 423-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information
Item 2.02. Results of Operations And Financial Condition.
     On January 31, 2008, Goodrich Corporation (“Goodrich”) issued a press release announcing its financial results for the fourth quarter and full year 2007 and updating its outlook for full year 2008. A copy of the press release is furnished as Exhibit 99.1 hereto.
     Goodrich will host a conference call for investors and security analysts to discuss the financial results and outlook at 10:00 a.m. Eastern Time on January 31, 2008. By press releases dated January 10, 2008 and January 30, 2008, the public was invited to listen to the conference call by telephone or by live webcast accessed through the Investor Relations area of Goodrich’s website at www.goodrich.com. Additional written information regarding the financial results and outlook will be posted as a webcast presentation on the Investor Relations area of Goodrich’s website prior to the conference call. A copy of such presentation is furnished as Exhibit 99.2.
Section 9 – Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
Exhibit 99.1 Goodrich Corporation Press Release dated January 31, 2008 titled “Goodrich Announces 12 Percent Increase in Sales and 33 Percent Increase in Net Income per Diluted Share for Fourth Quarter 2007, Reaffirms Outlook for 2008.”
Exhibit 99.2 Goodrich written presentation dated January 31, 2008 titled “Goodrich Corporation Fourth Quarter 2007 Results.”

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH CORPORATION (Registrant)

Date: January 31, 2008	By:	/s/ Scott E. Kuechle

Scott E. Kuechle
Executive Vice President and Chief Financial Officer

Exhibit Index
Exhibit 99.1 Goodrich Corporation Press Release dated January 31, 2008 titled “Goodrich Announces 12 Percent Increase in Sales and 33 Percent Increase in Net Income per Diluted Share for Fourth Quarter 2007, Reaffirms Outlook for 2008.”
Exhibit 99.2 Goodrich written presentation dated January 31, 2008 titled “Goodrich Corporation Fourth Quarter 2007 Results.”

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